Exhibit 10.16

Loan Agreement

This Loan Agreement ("Agreement") is entered into as of this 10th day of March, 2008 between:

(1)

Balstone Investments Ltd of Palm Grove House, Po Box 438, Road Town, Tortola, British Virgin Islands, (the “Lender”);

(2)

Dominion Minerals Corp. of [

] (the “Borrower”); and

(3)

Pini Althaus of Australian nationality (Passport No. [ ]) of [

] (“PA”).

WHEREAS the Lender wishes to lend to the Borrower the amount of USD 1,650,000 (One million six hundred and fifty thousand United States Dollars) (the “Loan”) subject to the terms and conditions set out herein.

NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein, the parties hereby agree as follows:

1.

The Loan

1.1

The Loan shall, subject to satisfaction of the conditions set out in clause 3 below, be disbursed in a single payment by the Lender (or any company in its control) to the bank account of the Borrower, as notified by the Borrower to the Lender, on 11th March, 2008 (the "Effective Date").

1.2

The Loan shall be applied by the Borrower for business purposes.

1.3

The Loan shall be repaid in full together with all interest accrued thereon on 11th September 2008 (the "Repayment Date").

2.

Interest

Commencing as of the Effective Date, interest shall be applied to the Loan at the rate of 3-monthly LIBOR plus 1% (the "Interest").

3.

Conditions

The Lender shall not be required to advance the Loan unless:

3.1

the parties have entered into a share charge agreement (as referred to in clause 5.1(b) below) and carried out all steps necessary to perfect such charge; and

3.2

the Borrower and PA have entered into a waiver agreement in a form satisfactory to the Lender.

4.

Representations by the Borrower and PA

The Borrower and PA represent to the Lender as follows:

4.1

The Borrower is a company organised and existing under the laws of the United States with the authority to conduct its business as now being conducted.

4.2

Upon its execution and delivery by the Borrower, this Agreement shall constitute a legal, valid and binding obligation of the Borrower and PA.

4.3

The Borrower is not a party to any agreement, guarantee, mortgage, restriction or other obligation that prohibits its execution of this Agreement or the fulfillment of its obligations hereunder.

5.

Security

5.1

As security for the prompt and complete payment of the Loan and performance of the Borrower’s obligations pursuant to this Agreement, the Borrower and PA, hereby grant the Lender the following securities:

(a)

the personal guarantee of PA for the prompt repayment of the Loan as set out in 5.2 below; and

(b)

share charge over PA’s entire shareholding in the Borrower (the “Secured Shares”).

5.2

In consideration for the Lender providing the Loan hereunder, PA hereby guarantees to the Lender punctual performance by the Borrower of all its obligations hereunder; undertakes that immediately on demand pay any amount due by the Borrower under this Agreement as if it was the principal obligor; and to indemnify the Lender against any cost, loss or liability suffered by it if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. (The amount of the cost, loss or liability shall be equal to the amount which the Lender would otherwise have been entitled to recover).

5.3

The securities granted herein shall terminate upon the payment in full of the principal amount of the Loan and all interest accrued thereon.

6.

Covenants of the Borrower and PA

The Borrower and PA hereby covenant with the Lender that:

6.1

the Loan shall be used only for the purposes set forth in Section 1.2; and

6.2

the Borrower shall promptly notify the Lender of the occurrence of any Event of Default (as defined in Clause 7 below);

6.3

that the Secured Shares are free and clear of all and any liens, pledges, debts and liabilities;

6.4

neither the Borrower nor PA shall do anything to prejudice the value of the Secured Shares.

7.

Events of Default

7.1

The existence of any of the following conditions shall constitute an event of default ("Events of Default"):

7.1.1

If the Borrower defaults in the payment of the principal or interest due and such payment is not made by the Repayment Date.

7.1.2

If proceedings are commenced against the Borrower or PA under any bankruptcy or insolvency law or other law for the reorganisation, arrangement, composition or similar relief or aid of debtors or creditors.

7.1.3

If the Borrower takes any corporate action to dissolve, liquidate or wind up its affairs or sell substantially all of its assets or the Borrower commences negotiations with any of its creditors with a view to readjusting, rescheduling or reorganising its indebtedness or reaching a composition with such creditor.

7.1.4

The appointment of a receiver, liquidator, administrator or similar officer (in each case, including on a temporary basis) over all or a material part of the Borrower's or PA’s assets or revenues.

7.1.5

The Borrower declares that it is unable to pay its debts.

7.2

Upon the occurrence of an Event of Default, the Lender shall be entitled to demand immediate repayment of the Loan, together with accrued unpaid interest, and any other amounts due under this Agreement from the Borrower, or PA, pursuant to the personal guarantee granted by PA hereunder, and, to the extent that such full amount remains unpaid, to enforce its security over the Secured Shares.

8.

Notices

Any notice, declaration or other communication required or authorised to be given by any party under this agreement to any other party shall be in writing, in the English language and shall be personally delivered or sent by facsimile transmission (with a copy by ordinary mail in either case) addressed to the other party at the address stated for such party below or such other address as shall be specified by the party in question by notice in accordance with the provisions of this section.  Any notice shall operate and be deemed to have been served on the next following business day.

If to the Borrower:

Dominion Minerals Corp.

410 Park Avenue

15th Floor

New York, New York 10022

USA

Facsimile: (212) 202-4015

Attn: Mr. Pinchas Althaus

with a copy to:

Guzov Ofsink, LLC

600 Madison Avenue, 14th Floor

New York, New York  10022

USA

Facsimile: (212) 688-7273

Attn: Darren L. Ofsink, Esq

If to the Lender:	Balstone Investments Limited 57/63 Line Wall Road Gibraltar Facsimile: +350-200-71966 Attn: Mr. Dino Chincotta, Director Mr. James Levy, QC

9.

Governing Law and Dispute Resolution

This Agreement is governed by the laws of Gibraltar. Any dispute between the parties in connection with this agreement shall be resolved by an arbitrator appointed in accordance with the rules of the London Court of International Arbitration (LCIA).  The parties agree to arbitration in London.

10.

Miscellaneous

10.1

This Agreement contains the whole agreement between the parties relating to the transactions provided for in this Agreement and supersedes all previous agreements if any between such parties in respect of such matters and each of the parties to this Agreement acknowledges that in agreeing to enter into this Agreement it has not relied on any representations or warranties except for those contained in this Agreement.

10.2

No failure or delay by the Lender in exercising any claim, remedy, right, power or privilege under this Agreement shall operate as a waiver nor shall any single or partial exercise of any claim, remedy, right, power of privilege preclude any further exercise thereof or exercise of any other claim, right, power or privilege.

10.3

Neither the Borrower nor PA shall be entitled to assign or transfer any or all of its rights, benefits and obligations hereunder. The Lender shall be entitled to transfer any or all of its rights, benefits and obligations hereunder to any affiliate of the Lender.

10.4

Save as expressly provided herein, this Agreement may be amended or terminated, and any of the terms hereof waived, only be a document in writing specifically referring to this Agreement and executed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

10.5

The Parties shall ensure and maintain the confidentiality of this Loan Agreement and the transactions contemplated.

10.6

The Parties hereby confirm that they have all necessary power and authority to enter into this Loan Agreement and to perform the transactions as set out herein, and further that this Loan Agreement is valid, binding and enforceable in accordance with its terms and in all respects.

10.7

The guarantee provided by PA hereunder shall not be prejudiced by (i) any time or indulgence granted to any person or any entity or any abstention or delay whatsoever, or (ii) any invalidity or illegality of any provision of this or other agreement; or (iii) any act, event, or omission (including invalid execution) which might operate to discharge, impair or otherwise affect any of the obligations of the Borrower or PA or any of the rights, powers or remedies conferred on the Lender.

[remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Balstone Investments Ltd.	Dominion Minerals Corp.

Pini Althaus